Exhibit 99.1

Delek Logistics Reports Third Quarter 2023 Results

•Net income attributable to all partners of $34.8 million
•Record quarterly EBITDA of $98.2 million
•Record throughput in Midland Gathering
•Distributable cash flow of $61.4 million
•Distributable cash flow coverage ratio of 1.35x
•Delivered 43 consecutive quarters of distribution growth with recent increase to $1.045/unit

BRENTWOOD, Tenn., November 7, 2023 -- Delek Logistics Partners, LP (NYSE: DKL) ("Delek Logistics") today announced its financial results for the third quarter 2023, with reported net income attributable to all partners of $34.8 million, or $0.80 per diluted common limited partner unit. This compares to net income attributable to all partners of $44.7 million, or $1.03 per diluted common limited partner unit, in the third quarter 2022. The decrease in net income attributable to all partners was driven by higher interest expense, partially offset by lower general and administrative expenses. Net cash provided in operating activities was $46.8 million in the third quarter 2023 compared to net cash provided by operating activities of $164.4 million in the third quarter 2022. Distributable cash flow was $61.4 million in the third quarter 2023, compared to $65.6 million in the third quarter 2022.
For the third quarter 2023, earnings before interest, taxes, depreciation and amortization ("EBITDA") was $98.2 million compared to $89.0 million in the third quarter 2022.
“Delek Logistics delivered another record quarter,” said Avigal Soreq, President of Delek Logistics' general partner. “We see significant value in gathering and processing in the Permian and are investing in the continued growth of our business. With its premier Permian location and by consistently delivering safe, reliable operations and stable cash flows, Delek Logistics is a great value opportunity."
“In October, the Board approved the 43rd consecutive increase in the quarterly distribution to $1.045 per unit. Given its portfolio, Delek Logistics is well positioned to exceed $100 million quarterly run-rate EBITDA and support on-going distributions," Mr. Soreq concluded.
Distribution and Liquidity
On October 25, 2023, Delek Logistics declared a quarterly cash distribution of $1.045 per common limited partner unit for the third quarter 2023. This distribution will be paid on November 13, 2023 to unitholders of record on November 6, 2023. This represents a 1.0% increase from the second quarter 2023 distribution of $1.035 per common limited partner unit, and a 5.6% increase over Delek Logistics’ third quarter 2022 distribution of $0.990 per common limited partner unit. For the third quarter 2023, the total cash distribution declared to all partners was approximately $45.6 million, resulting in a distributable cash flow coverage ratio of 1.35x.
As of September 30, 2023, Delek Logistics had total debt of approximately $1.74 billion and cash of $4.2 million. Additional borrowing capacity, subject to certain covenants, under the $900.0 million revolving credit facility was $89.0 million. The total leverage ratio as of September 30, 2023 of approximately 4.55x was within the requirements of the maximum allowable leverage ratio under the credit facility.
Consolidated Operating Results
Third quarter 2023 EBITDA of $98.2 million benefited from increased contribution from the Delek Permian Gathering system, Delaware Gathering system, terminalling and marketing rate increases and continued strong throughput on joint venture pipelines, partially offset by increased operating expenses as compared to EBITDA of $89.0 million in the third quarter 2022. Net income attributable to all partners for the third quarter 2023 of $34.8 million reflected a decrease of $9.8 million compared to the third quarter 2022.
Gathering and Processing Segment
EBITDA in the third quarter 2023 was $52.9 million compared with $56.6 million in the third quarter 2022. The decrease was primarily driven by a one-time credit received in the third quarter of 2022. Excluding this, third quarter 2023 results were higher than last year, due to increased throughput from our Permian assets.
Wholesale Marketing and Terminalling Segment
EBITDA in the third quarter 2023 was $28.1 million, approximately in line with third quarter 2022 EBITDA of $20.3 million. The increase was primarily due to higher terminalling utilization and improved wholesale margins.

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Storage and Transportation Segment
EBITDA in the third quarter 2023 was $17.9 million compared with $14.6 million in the third quarter 2022. The increase was primarily due to increased storage and transportation rates.
Investments in Pipeline Joint Ventures Segment
During the third quarter 2023, income from equity method investments was $9.3 million compared to $8.6 million in the third quarter 2022.
Corporate
EBITDA in the third quarter 2023 was a loss of $10.0 million million compared to a loss of $11.0 million in the third quarter 2022.
Third Quarter 2023 Results | Conference Call Information
Delek Logistics will hold a conference call to discuss its third quarter 2023 results on Tuesday, November 7, 2023 at 11:30 a.m. Central Time. Investors will have the opportunity to listen to the conference call live by going to www.DelekLogistics.com. Participants are encouraged to register at least 15 minutes early to download and install any necessary software. An archived version of the replay will also be available at www.DelekLogistics.com for 90 days.
About Delek Logistics Partners, LP
Delek Logistics is a midstream energy master limited partnership headquartered in Brentwood, Tennessee. Through its owned assets and joint ventures located primarily in and around the Permian Basin, the Delaware Basin and other select areas in the Gulf Coast region. Delek Logistics provides gathering, pipeline and other transportation services primarily for crude oil and natural gas customers, storage, wholesale marketing and terminalling services primarily for intermediate and refined product customers, and water disposal and recycling services. Delek US Holdings, Inc. ("Delek US") owns the general partner interest as well as a majority limited partner interest in Delek Logistics, and is also a significant customer.
Safe Harbor Provisions Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These statements contain words such as “possible,” “believe,” “should,” “could,” “would,” “predict,” “plan,” “estimate,” “intend,” “may,” “anticipate,” “will,” “if,” “expect” or similar expressions, as well as statements in the future tense, and can be impacted by numerous factors, including the fact that a substantial majority of Delek Logistics' contribution margin is derived from Delek US, thereby subjecting us to Delek US' business risks; risks relating to the securities markets generally; risks and costs relating to the age and operational hazards of our assets including, without limitation, costs, penalties, regulatory or legal actions and other effects related to releases, spills and other hazards inherent in transporting and storing crude oil and intermediate and finished petroleum products; the impact of adverse market conditions affecting the utilization of Delek Logistics' assets and business performance, including margins generated by its wholesale fuel business; risks and uncertainties related to the integration of the 3 Bear business following the recent acquisition; uncertainties regarding future decisions by OPEC regarding production and pricing disputes between OPEC members and Russia; an inability of Delek US to grow as expected as it relates to our potential future growth opportunities, including dropdowns, and other potential benefits; scheduled turnaround activity; the results of our investments in joint ventures; adverse changes in laws including with respect to tax and regulatory matters; and other risks as disclosed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports and filings with the United States Securities and Exchange Commission. Forward-looking statements include, but are not limited to, statements regarding future growth at Delek Logistics; distributions and the amounts and timing thereof; potential dropdown inventory; projected benefits of the 3 Bear acquisition; expected earnings or returns from joint ventures or other acquisitions; expansion projects; ability to create long-term value for our unit holders; financial flexibility and borrowing capacity; and distribution growth of 5% or at all. Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by, which such performance or results will be achieved.  Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.  Delek Logistics undertakes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur, or which Delek Logistics becomes aware of, after the date hereof, except as required by applicable law or regulation.
Non-GAAP Disclosures:
Our management uses certain "non-GAAP" operational measures to evaluate our operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our GAAP financial information presented in accordance with U.S. GAAP. These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include:
•Earnings before interest, taxes, depreciation and amortization ("EBITDA") - calculated as net income before net interest expense, income tax expense, depreciation and amortization expense, including amortization of customer contract intangible assets, which is included as a component of net revenues in our accompanying condensed consolidated statements of income.
•Distributable cash flow - calculated as net cash flow from operating activities plus or minus changes in assets and liabilities, less maintenance capital expenditures net of reimbursements and other adjustments not expected to settle in cash. Delek Logistics believes this is an

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appropriate reflection of a liquidity measure by which users of its financial statements can assess its ability to generate cash.
•Distributable cash flow, as adjusted for transaction costs, or Distributable cash flow, as adjusted - distributable cash flow adjusted to exclude significant, infrequently occurring transaction costs.
Our EBITDA and distributable cash flow measures are non GAAP supplemental financial measures that management and external users of our condensed consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:
•Delek Logistics' operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA, financing methods;
•the ability of our assets to generate sufficient cash flow to make distributions to our unitholders on a current and on-going basis;
•Delek Logistics' ability to incur and service debt and fund capital expenditures; and
•the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
We believe that the presentation of EBITDA and distributable cash flow measures provide information useful to investors in assessing our financial condition and results of operations and assists in evaluating our ongoing operating performance for current and comparative periods. EBITDA and distributable cash flow should not be considered alternatives to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some, but not all, items that affect net income and net cash provided by operating activities. Additionally, because EBITDA and distributable cash flow may be defined differently by other partnerships in our industry, our definitions of EBITDA and distributable cash flow may not be comparable to similarly titled measures of other partnerships, thereby diminishing their utility. For a reconciliation of EBITDA and distributable cash flow to their most directly comparable financial measures calculated and presented in accordance with U.S. GAAP, please refer to "Results of Operations" below. See the accompanying tables in this earnings release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures.

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Delek Logistics Partners, LP
Consolidated Balance Sheets (Unaudited)
(In thousands, except unit and per unit data)
	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$4,182	$7,970
Accounts receivable	41,271	53,314
Accounts receivable from related parties	67,089	—
Inventory	4,137	1,483
Other current assets	962	2,463
Total current assets	117,641	65,230
Property, plant and equipment:
Property, plant and equipment	1,306,172	1,240,684
Less: accumulated depreciation	(369,476)	(316,680)
Property, plant and equipment, net	936,696	924,004
Equity method investments	241,937	257,022
Customer relationship intangible, net	185,862	199,440
Marketing contract intangible, net	103,958	109,366
Rights-of-way, net	58,047	55,990
Goodwill	27,051	27,051
Operating lease right-of-use assets	20,983	24,788
Other non-current assets	17,289	16,408
Total assets	$1,709,464	$1,679,299

LIABILITIES AND DEFICIT
Current liabilities:
Accounts payable	$27,989	$57,403
Accounts payable to related parties	—	6,055
Current portion of long-term debt	15,000	15,000
Interest payable	16,889	5,308
Excise and other taxes payable	11,951	8,230
Current portion of operating lease liabilities	8,052	8,020
Accrued expenses and other current liabilities	5,483	6,202
Total current liabilities	85,364	106,218
Non-current liabilities:
Long-term debt, net of current portion	1,726,429	1,646,567
Operating lease liabilities, net of current portion	9,228	12,114
Asset retirement obligations	9,862	9,333
Other non-current liabilities	17,733	15,767
Total non-current liabilities	1,763,252	1,683,781
Total liabilities	1,848,616	1,789,999
Equity (Deficit):
Common unitholders - public; 9,284,741 units issued and outstanding at September 30, 2023 (9,257,305 at December 31, 2022)	165,472	172,119
Common unitholders - Delek Holdings; 34,311,278 units issued and outstanding at September 30, 2023 (34,311,278 at December 31, 2022)	(304,624)	(282,819)
Total deficit	(139,152)	(110,700)
Total liabilities and deficit	$1,709,464	$1,679,299

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Delek Logistics Partners, LP
Consolidated Statement of Income and Comprehensive Income (Unaudited)
(In thousands, except unit and per unit data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net revenues:
Affiliate	$156,411	$127,150	$414,403	$375,270
Third-party	119,413	166,875	351,857	392,086
Net revenues	275,824	294,025	766,260	767,356
Cost of sales:
Cost of materials and other - affiliate	115,149	124,714	298,262	374,329
Cost of materials and other - third party	35,479	53,026	106,587	105,966
Operating expenses (excluding depreciation and amortization presented below)	32,611	25,065	85,302	62,892
Depreciation and amortization	23,261	19,067	65,494	41,876
Total cost of sales	206,500	221,872	555,645	585,063
Operating expenses related to wholesale business (excluding depreciation and amortization presented below)	392	836	1,397	2,105
General and administrative expenses	5,545	11,959	19,666	30,826
Depreciation and amortization	1,324	473	3,923	1,421
Gain on disposal of assets	(491)	(132)	(804)	(120)
Total operating costs and expenses	213,270	235,008	579,827	619,295
Operating income	62,554	59,017	186,433	148,061
Interest expense, net	36,901	22,559	104,581	53,621
Income from equity method investments	(9,296)	(8,567)	(22,897)	(22,666)
Other income, net	(3)	(36)	(24)	(39)
Total non-operating expenses, net	27,602	13,956	81,660	30,916
Income before income tax expense	34,952	45,061	104,773	117,145
Income tax expense	127	387	685	793
Net income attributable to partners	$34,825	$44,674	$104,088	$116,352
Comprehensive income attributable to partners	$34,825	$44,674	$104,088	$116,352

Net income per limited partner unit:
Basic	$0.80	$1.03	$2.39	$2.68
Diluted	$0.80	$1.03	$2.39	$2.67
Weighted average limited partner units outstanding:
Basic	43,588,316	43,485,779	43,578,636	43,477,801
Diluted	43,604,791	43,515,960	43,598,547	43,499,837
Cash distribution per common limited partner unit	$1.045	$0.990	$3.105	$2.955

Delek Logistics Partners, LP
Condensed Consolidated Statements of Cash Flows (In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited)	2023	2022	2023	2022
Cash flows from operating activities
Net cash provided by operating activities	$46,828	$164,425	$110,630	$297,482
Cash flows from investing activities
Net cash used in investing activities	(741)	(45,760)	(55,634)	(705,087)
Cash flows from financing activities
Net cash (used in) provided by financing activities	(49,620)	(117,530)	(58,784)	418,258
Net (decrease) increase in cash and cash equivalents	(3,533)	1,135	(3,788)	10,653
Cash and cash equivalents at the beginning of the period	7,715	13,810	7,970	4,292
Cash and cash equivalents at the end of the period	$4,182	$14,945	$4,182	$14,945

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Delek Logistics Partners, LP
Reconciliation of Amounts Reported Under U.S. GAAP
(In thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Reconciliation of Net Income to EBITDA:
Net income	$34,825	$44,674	$104,088	$116,352
Add:
Income tax expense	127	387	685	793
Depreciation and amortization	24,585	19,540	69,417	43,297
Amortization of marketing contract intangible asset	1,803	1,802	5,408	5,408
Interest expense, net	36,901	22,559	104,581	53,621
EBITDA	$98,241	$88,962	$284,179	$219,471

Reconciliation of net cash from operating activities to distributable cash flow:
Net cash provided by operating activities	$46,828	$164,425	$110,630	$297,482
Changes in assets and liabilities	16,439	(94,450)	81,368	(115,358)
Non-cash lease expense	(2,960)	(2,100)	(7,407)	(13,584)
Distributions from equity method investments in investing activities	3,037	—	4,477	1,737
Regulatory capital expenditures not distributable	(2,069)	(2,143)	(5,924)	(3,183)
(Refund to) reimbursement from Delek Holdings for capital expenditures	(69)	19	942	5
Accretion of asset retirement obligations	(177)	(168)	(529)	(415)
Deferred income taxes	(124)	(76)	(753)	(76)
Gain on disposal of assets	491	132	804	120
Distributable Cash Flow	$61,396	$65,639	$183,608	$166,728
Transaction costs	—	4,211	—	10,604
Distributable Cash Flow, as adjusted	$61,396	$69,850	$183,608	$177,332

Delek Logistics Partners, LP
Distributable Coverage Ratio Calculation
(In thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Distributions to partners of Delek Logistics, LP	$45,558	$43,057	$135,334	$128,493

Distributable cash flow	$61,396	$65,639	$183,608	$166,728
Distributable cash flow coverage ratio (1)	1.35x	1.52x	1.36x	1.30x
Distributable cash flow, as adjusted (2)	61,396	69,850	183,608	177,332
Distributable cash flow coverage ratio, as adjusted (3)	1.35x	1.62x	1.36x	1.38x
(1) Distributable cash flow coverage ratio is calculated by dividing distributable cash flow by distributions to be paid in each respective period.
(2) Distributable cash flow adjusted to exclude transaction costs associated with the Delaware Gathering Acquisition (formerly 3 Bear).
(3) Distributable cash flow coverage ratio, as adjusted is calculated by dividing distributable cash flow, as adjusted for transaction costs by distributions to be paid in each respective period.

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Delek Logistics Partners, LP
Segment Data (Unaudited)
(In thousands)

	Three Months Ended September 30, 2023
	Gathering and Processing	Wholesale Marketing and Terminalling	Storage and Transportation	Investments in Pipeline Joint Ventures	Corporate and Other	Consolidated
Net revenues:
Affiliate	$55,419	$70,610	$30,382	$—	$—	$156,411
Third party	39,406	76,500	3,507	—	—	119,413
Total revenue	$94,825	$147,110	$33,889	$—	$—	$275,824

Segment EBITDA	$52,906	$28,135	$17,914	$9,288	$(10,002)	$98,241
Depreciation and amortization	19,263	1,769	2,704	—	849	24,585
Amortization of customer contract intangible	—	1,803	—	—	—	1,803
Interest expense, net	—	—	—	—	36,901	36,901
Income tax benefit						127
Net income						$34,825

Capital spending	$12,002	$2,123	$522	$—	$—	$14,647

	Three Months Ended September 30, 2022
	Gathering and Processing	Wholesale Marketing and Terminalling	Storage and Transportation	Investments in Pipeline Joint Ventures	Corporate and Other	Consolidated
Net revenues:
Affiliate	$48,377	$45,162	$33,611			$127,150
Third party	60,233	102,703	3,939	—	—	166,875
Total revenue	$108,610	$147,865	$37,550	$—	$—	$294,025

Segment EBITDA	$56,551	$20,272	$14,575	$8,567	$(11,003)	$88,962
Depreciation and amortization	17,779	1,628	2,087	—	(1,954)	19,540
Amortization of customer contract intangible	—	1,802	—	—	—	1,802
Interest expense, net	—	—	—	—	22,559	22,559
Income tax benefit						387
Net income						$44,674

Capital spending	$30,895	$1,065	$—	$—	$—	$31,960

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	Nine Months Ended September 30, 2023
	Gathering and Processing	Wholesale Marketing and Terminalling	Storage and Transportation	Investments in Pipeline Joint Ventures	Corporate and Other	Consolidated
Net revenues:
Affiliate	$157,362	$156,437	$100,604	$—	$—	$414,403
Third party	123,132	221,809	6,916	—	—	351,857
Total revenue	$280,494	$378,246	$107,520	$—	$—	$766,260

Segment EBITDA	$161,014	$78,071	$46,316	$22,889	$(24,111)	$284,179
Depreciation and amortization	54,511	5,338	7,109	—	2,459	69,417
Amortization of customer contract intangible	—	5,408	—	—	—	5,408
Interest expense, net	—	—	—	—	104,581	104,581
Income tax expense						685
Net income						$104,088

Capital spending	$62,168	$2,527	$3,933	$—	$—	$68,628

	Nine Months Ended September 30, 2022
	Gathering and Processing	Wholesale Marketing and Terminalling	Storage and Transportation	Investments in Pipeline Joint Ventures	Corporate and Other	Consolidated
Net revenues:
Affiliate	$134,315	$144,004	$96,951	$—	$—	$375,270
Third party	81,165	300,177	10,744	—	—	392,086
Total revenue	$215,480	$444,181	$107,695	$—	$—	$767,356

Segment EBITDA	$127,129	$59,813	$40,212	$22,666	$(30,349)	$219,471
Depreciation and amortization	32,260	4,674	6,363	—	—	43,297
Amortization of customer contract intangible	—	5,408	—	—	—	5,408
Interest expense, net	—	—	—	—	53,621	53,621
Income tax expense						793
Net income						$116,352

Capital spending	$66,388	$1,384	$—	$—	$—	$67,772

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Delek Logistics Partners, LP
Segment Capital Spending
(In thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
Gathering and Processing	2023	2022	2023	2022
Regulatory capital spending	$31	$485	$31	$2,692
Sustaining capital spending	980	222	980	351
Growth capital spending	10,991	30,188	61,157	63,345
Segment capital spending	$12,002	$30,895	$62,168	$66,388
Wholesale Marketing and Terminalling
Regulatory capital spending	$292	$—	371	156
Sustaining capital spending	1,679	—	754	12
Growth capital spending	152	1,065	1,402	1,216
Segment capital spending	$2,123	$1,065	$2,527	$1,384
Storage and Transportation
Regulatory capital spending	$522	$—	$1,670	$—
Sustaining capital spending	—	—	2,263	—
Growth capital spending	—	—	$—	$—
Segment capital spending	$522	$—	$3,933	$—
Consolidated
Regulatory capital spending	$845	$485	$2,072	$2,848
Sustaining capital spending	2,659	222	3,997	363
Growth capital spending	11,143	31,253	62,559	64,561
Total capital spending	$14,647	$31,960	$68,628	$67,772

Delek Logistics Partners, LP
Segment Operating Data (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Gathering and Processing Segment:
Throughputs (average bpd)
El Dorado Assets:
Crude pipelines (non-gathered)	70,153	87,653	64,835	81,795
Refined products pipelines to Enterprise Systems	63,991	65,761	54,686	63,391
El Dorado Gathering System	14,774	14,354	13,935	16,150
East Texas Crude Logistics System	36,298	23,960	29,928	20,015
Midland Gathering System (1):	248,443	121,304	230,907	107,699
Plains Connection System	250,550	184,254	248,763	166,864
Delaware Gathering Assets (2):
Natural Gas Gathering and Processing (Mcfd(3))	69,737	64,429	72,569	61,198
Crude Oil Gathering (average bpd)	111,973	86,483	110,935	84,497
Water Disposal and Recycling (average bpd)	99,158	69,411	104,920	66,043

Wholesale Marketing and Terminalling Segment:
East Texas - Tyler Refinery sales volumes (average bpd) (4)	69,178	65,396	57,894	66,473
Big Spring marketing throughputs (average bpd)	81,617	74,238	78,399	76,135
West Texas marketing throughputs (average bpd)	10,692	10,082	9,871	10,023
West Texas gross margin per barrel	$4.56	$4.23	$5.43	$3.84
Terminalling throughputs (average bpd) (5)	121,430	142,003	116,455	138,558
(1) Formerly known as the Permian Gathering Assets.
(2) Volumes for the nine months ended September 30, 2022 are for period from June 1 through September 30, 2022 we owned Delaware Gathering Assets.
(3) Mcfd - average thousand cubic feet per day.
(4) Excludes jet fuel and petroleum coke.
(5) Consists of terminalling throughputs at our Tyler, Big Spring, Big Sandy and Mount Pleasant, Texas, El Dorado and North Little Rock, Arkansas and Memphis and Nashville, Tennessee terminals.

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Investor Relations and Media/Public Affairs Contact:
Rosy Zuklic, Vice President of Investor Relations and Market Intelligence

investor.relations@delekus.com; rosy.zuklic@delekus.com; 615-767-4344
Information about Delek Logistics Partners, LP can be found on its website (www.deleklogistics.com), investor relations webpage (https://www.deleklogistics.com/investor-relations), news webpage (https://www.deleklogistics.com/news-releases) and its Twitter account (@DelekLogistics).

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